UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

THERMON GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway, Building 300, Suite 200
Austin, TX	78735
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512)690-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2021, Thermon Group Holdings, Inc. (the “Company”), as a credit party and a guarantor, Thermon Holding Corp. (“THC” or the “US Borrower”) and Thermon Canada Inc. (the “Canadian Borrower” and together with THC, the “Borrowers”), as borrowers, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with several banks and other financial institutions or entities from time to time (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”).

The Credit Agreement is an amendment and restatement of that certain Credit Agreement dated October 30, 2017 by and among Borrowers, the lenders time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “Prior Credit Agreement”), and provides for the credit facilities described below (collectively, the “Facilities”).

Facilities.

•	Revolving Credit Facility: A USD $100.0 million five-year a secured revolving credit facility made available to the US Borrower. The Revolving Credit Facility includes sublimits for letters of credit and swingline loans (the “Revolving Credit Facility”).

•	US Term Loan Facility: A USD $80.0 million five-year secured term loan A (the “US Term Loan”) made available to the US Borrower (the “US Term Loan Facility”).

•	Canadian Term Loan Facility: A CAD $76.182 million five-year term loan A (the “Canadian Term Loan” and, together with the US Term Loan, the “Term Loans”) made available to the Canadian Borrower (the “Canadian Term Loan Facility,” and together with the US Term Loan Facility, the “Term Loan Facilities”).

Proceeds of the Facilities were used at closing to repay and refinance the Borrowers’ existing indebtedness under the Prior Credit Agreement and pay all interest, fees and expenses related thereto, and thereafter shall be used for working capital and general corporate purposes.

Accordion. The Credit Agreement allows for incremental term loans and incremental revolving commitments in an amount not to exceed USD $100.0 million.

Maturity and Repayment. Each of the Facilities terminates on September 29, 2026. Commencing January 1, 2022, each of the Term Loans will amortize as set forth in the table below, with payments on the first day of each January, April, July and October, with the balance of each Term Loan Facility due at maturity:

Installment Dates	Principal Amount
January 1, 2022 through October 1, 2022	1.250%
January 1, 2023 through October 1, 2024	1.875%
January 1, 2025 through July 1, 2026	2.500%

Guarantees. The US Term Loan and the obligations of the US Borrower under the Revolving Credit Facility are guaranteed by the Company and all of the US Borrower’s current and future wholly owned domestic material subsidiaries (the “US Subsidiary Guarantors”), subject to certain exceptions. The Canadian Term Loan is guaranteed by the Company, the US Borrower, the US Subsidiary Guarantors and each of the wholly owned Canadian material subsidiaries of the Canadian Borrower, subject to certain exceptions.

Security. The US Term Loan and the obligations of the US Borrower under the Revolving Credit Facility are secured by a first lien on all of the assets of the Company, the US Borrower and the US Subsidiary Guarantors, including 100% of the capital stock of the US Subsidiary Guarantors and 65% of the capital stock of the first tier material foreign subsidiaries of the Company, the US Borrower and the US Subsidiary Guarantors, subject to certain exceptions. The Canadian Term Loan is secured by a first lien on all of the assets of the Company, the US Borrower, the US Subsidiary Guarantors, the Canadian Borrower and the material Canadian subsidiaries of the Canadian Borrower, including 100% of the capital stock of the Canadian Borrower’s material Canadian subsidiaries.

Interest Rates and Fees. The US Borrower will have the option to pay interest on the US Term Loan and borrowings under the Revolving Credit Facility at a base rate, plus an applicable margin, or at a rate based on LIBOR plus an applicable margin. The Canadian Borrower will have the option to pay interest on the Canadian Term Loan at a prime rate, plus an applicable margin, or at a rate based on CDOR plus an applicable margin.

Under the applicable Facilities, the applicable margin for base rate loans and Canadian prime rate loans is 62.5 basis points and the applicable margin for LIBOR loans and CDOR loans is 162.5 basis points; provided that, following the completion of one full fiscal quarter after the closing date, the applicable margins will be determined based on a leverage-based performance grid.

In addition to paying interest on outstanding principal under the Revolving Credit Facility, the US Borrower is required to pay a commitment fee in respect of unutilized revolving commitments of 0.25% per annum, provided that, following the completion of one full fiscal quarter after the closing date, the commitment fee will be determined based on a leverage-based performance grid.

Voluntary Prepayment. The Borrowers will be able to voluntarily prepay the principal of the loans outstanding under each of the Facilities without penalty or premium (subject to breakage fees) at any time in whole or in part.

Mandatory Prepayment. Each Borrower is required to repay its respective Term Loan with certain asset sale and insurance proceeds and certain debt proceeds.

Financial Covenants. The Company is required, on a consolidated basis, to maintain certain financial covenant ratios. On the last day of any period of four fiscal quarters ending during a period set forth below, the Company must maintain a consolidated leverage ratio that does not exceed the ratios for such period set forth below (each of which ratios may be increased by 0.50:1.00 for each of the four fiscal quarters following certain acquisitions at the election of the US Borrower):

Fiscal Quarter Ending	Consolidated Leverage Ratio
September 30, 2021 through September 30, 2022	3.75:1.00
December 31, 2022 and each fiscal quarter thereafter	3.50:1.00

In addition, on the last day of any period of four fiscal quarters ending on or after September 30, 2021, the Company must maintain a consolidated fixed charge coverage ratio of not less than 1.25:1.00.

Other Covenants. The Credit Agreement contains restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of the Company and its subsidiaries (including the Borrowers) to:

•	incur additional indebtedness;
•	grant liens;
•	make fundamental changes;
•	sell assets;
•	make restricted payments;
•	enter into sales and leasebacks;
•	make investments;
•	prepay certain indebtedness;
•	enter into transactions with affiliates; and
•	enter into restrictive agreements.

The covenants are subject to various baskets and materiality thresholds, with certain of the baskets to the restrictions on the repayment of subordinated or unsecured indebtedness, restricted payments and investments being available only when the Company’s pro forma leverage ratios are less than a certain level.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any guaranty or security documents to be in full force and effect and change of control. If such an event of default occurs, the Agent will continue to be entitled to take various actions, including the termination of the commitment for the Revolving Credit Facility, the acceleration of amounts due under the Credit Agreement and all other actions that a secured creditor is permitted to take following a default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 30, 2021, the Company issued a press release to announce the entry into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Credit Agreement dated September 29, 2021.
99.1	Press Release dated September 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2021	THERMON GROUP HOLDINGS, INC.

	By:	/s/ Ryan Tarkington
Ryan Tarkington
General Counsel & Corporate Secretary